CONSULTANT AGREEMENT

BETWEEN:

VIROPRO, Inc. a company legally constituted in the State of Nevada and having its Principal Executive Offices at 4480 Cote de Liesse Suite 355, Montreal Quebec, Canada, legally represented by Richard Lee;

(the “Company”) OF THE FIRST PART

AND:

Dr. Jean Marie Dupuy, a body politic, located at 375 rue du cheminot, Rosemère (QUE), J7A-4B2

(the “Consultant”) OF THE SECOND PART

WHEREAS the Company desires to employ the Consultant and the Consultant desires to accept such employment upon the terms and conditions set forth;

IN CONSIDERATION of the mutual covenants herein contained, the parties agree as follows:

1.

DUTIES

The Consultant agrees that he will at all times faithfully, industriously, and to the best of his skill, ability, experience and talents, perform all of the duties required  as advisor to Viropro Pharma, wholly owned subsidiary. As part of his duties he will advise this subsidiary towards its commercialization through the acquisitions of revenue-producing companies in France primarily within the biotechnology and biopharmaceutical markets as well as partnerships and agreements.

It is also understood and agreed to by the Consultant that his assignment, duties and responsibilities and reporting arrangements may be changed without causing termination of this agreement, on mutual agreement of Consultant and Company.

The Consultant shall provide such consulting and advisory services as may from time to time be reasonably requested by management of the Company.

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2.

TERM

The present agreement will be effective for a period starting on the 15th  of May, 2005 through August 31st, 2005. This agreement may be renewable on the terms and conditions to be agreed upon by the parties.

3.

MONETARY

In consideration of, and in full payment for, the Services, the Company hereby agrees to issue to Consultant, subject to the provisions of this paragraph, an aggregate of  100,000 shares of the Company’s common stock, $.001 par value per share (the “Shares”); provided, however, that prior to issuance of any of the Shares, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the Shares.

4.

TERMINATION

This agreement may be terminated by either the Consultant or the Company at any time by giving a two week notice in writing.

5.

NOTICE

Any notice or other communication required or permitted to be given under this agreement shall be in writing and may be delivered personally of by prepaid registered mail, addressed in the case of the Company at 4480 Cote de Liesse Suite 355, Montreal Quebec Canada H4N 2R1.

Notice given by pre-paid registered mail shall be deemed to have been received by the Recipient on the fourth business day after mailing.

Either party may change the address to which Notice must be delivered upon simple written notice to the other party.

6.

CONFIDENTIAL INFORMATION AND TRADE SECRETS ¨PROPRIETARY INFORMATION¨

The Consultant shall not, either during the term of his Employment or at any time thereafter, disclose to any person, unless required by law, any secrets or confidential information, “Proprietary Information “ concerning the business or affairs or financial position of the Consultant or any company with which the Company is or may hereafter be affiliated.

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“Proprietary Information“ shall not include any information which:

a)

The Company or its Representative possess on a non-confidential basis and not in contravention of any applicable law; or

b)

Is or becomes generally available through no fault of the Consultant; or

c)

Is received by the Consultant from an independent third party that is lawfully in the possession of same and under no obligation to Company with respect thereto; or

d)

Is required to be disclosed pursuant to application law or order of a court of competent jurisdiction; or

e)

Any information already known to the Consultant prior to entering into the present Employment Agreement.

7.

CLIENTELE AND/OR GOODWILL

At the end of the present agreement, all parties agreed that the Consultant will not keep his clientele and this without any recurs.

8.

 WAIVER

The waiver by either party of any breach or violation of any provision of this agreement shall not operate of be construed as a waiver of any subsequent breach or violation of it.

9.

 AMENDMENT OF CONTRACT

This agreement contains the whole of the agreement between the Company and the Consultant and there are no other warranties, representations, conditions or collateral agreements except as set forth in this agreement.

Any modification to this agreement must be in writing and signed by the parties hereto or it shall have no effect and shall be void.

10.

 SECTIONS AND HEADINGS

The headings in this agreement are inserted for convenience of reference only and shall not affect interpretation.

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11.

 SEVERABILITY

If any provision of this agreement is determined to be invalid or unenforceable in whole or in part such invalidity or unenforceability  shall attached only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full forced and effect.

12.

 CHOICE OF LAW

The parties agree that this agreement be governed and interpreted according to the laws in force in the Province of Quebec, Canada.

The Consultant acknowledges that he has read and understands this agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

BOTH PARTIES HAVE REVIEWED AND AGREED ON ALL THE ABOVE ISSUES; SIGNED IN MONTREAL, THIS 15th OF May,  2005.

Consultant

VIROPRO, Inc.

/s/ Dr. Jean Marie Dupuy

/s/  Richard Lee_________

Dr. Jean Marie Dupuy

Richard Lee

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